EXHIBIT 10.22

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) made as of the 13th day of December, 2006, among ASCENT OIL AND GAS INC., a Delaware corporation (“Ascent Oil and Gas”), SOUTH LOUISIANA PROPERTY HOLDINGS, INC., a Louisiana corporation (“SLPH”), ASCENT ENERGY HOLDINGS, INC., a Delaware corporation (“Ascent Energy Holdings”), ASCENT ENERGY LOUISIANA, LLC, a Delaware limited liability company (“Ascent Louisiana”), ASCENT GP, LLC, a Delaware limited liability company (“Ascent GP”), ASCENT LP, LLC, a Delaware limited liability company (“Ascent LP”), ASCENT OPERATING, L.P., a Delaware limited partnership (“Ascent Operating”), PONTOTOC ACQUISITION CORP., a Nevada corporation (“Pontotoc Acquisition”), PONTOTOC PRODUCTION COMPANY, INC., a Texas corporation (“Pontotoc Texas”), OKLAHOMA BASIC ECONOMY CORPORATION, an Oklahoma corporation (“OBEC”), PONTOTOC HOLDINGS, INC., an Oklahoma corporation (“Pontotoc Holdings”), PONTOTOC GATHERING, L.L.C., an Oklahoma limited liability company (“Pontotoc Gathering”), DYNE EXPLORATION COMPANY, an Oklahoma corporation (“Dyne”), ASCENT RESOURCES, WV, INC., a Delaware corporation (“Resources”), Resources, together with Ascent Oil & Gas, SLPH, Ascent Energy Holdings, Ascent Louisiana, Ascent GP, Ascent LP, Ascent Operating, Pontotoc Acquisition, Pontotoc Texas, OBEC, Pontotoc Holdings, Pontotoc Gathering and Dyne, the “Borrowers,” and each a “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation, individually (“Fortis”) and as agent (the “Agent”), CAPITAL ONE, N.A., a national banking association (“Capital One”), THE ROYAL BANK OF SCOTLAND plc, a company organized under the laws of Scotland (“RBS”), STERLING BANK, a bank organized under the laws of Texas (“Sterling”), COMPASS BANK, a bank organized under the laws of Delaware (“Compass”), and the other lenders which may become a party hereto (each a “Lender” and collectively the “Lenders”), and FORTIS ENERGY LLC, a Delaware limited liability company (“Fortis Energy”).

WHEREAS, the Borrowers, Agent and the Lenders have entered into a Second Amended and Restated Loan Agreement dated as of December 19, 2005, as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of May 1, 2006 and the Second Amendment to Second Amended and Restated Loan Agreement dated as of June 23, 2006 (as further amended from time to time, the “Loan Agreement”); and

WHEREAS, Ascent Energy Inc. (“AEI”), the parent company of Ascent Oil and Gas, is contemplating an initial public offering of its common stock (the “IPO”);

WHEREAS, in view of the IPO, the Borrowers have requested that the Lenders make certain changes to the Loan Agreement, and the Lenders are willing to do so;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Loan Agreement. Unless otherwise specified, all section references herein refer to sections of the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Definitions (Section 1).

(a) The definition of “Loan Maturity Date” is amended to read as follows:

“‘Loan Maturity Date’ means November 1, 2010.”

(b) Clause (a) (iv) of the definition of “LIBOR Margin” is amended to read as follows:

“(iv) until the earlier of (y) the closing of the IPO or (2) the next redetermination of the Borrowing Base following the effectiveness of the Third Amendment, three and three-quarters of one percent (3.75%) per annum when the Facility Usage on such date is greater than 74% of the Borrowing Base on such day, and thereafter three and one-quarter of one percent (3.25%) per annum when the Facility Usage on such day is greater than 74% of the Borrowing Base on such day.”

(c) The following definition is added to Section 1:

“‘Third Amendment’ means the Third Amendment to Second Amended and Restated Loan Agreement dated as of December 13, 2006.”

3. Consent by Lenders. The Agent and the Lenders hereby consent to the following:

3.1 An increase in the Borrowing Base to $85,000,000 effective as of September 30, 2006. The redetermination provided for in this Section 3.1 shall not be treated as an Unscheduled Redetermination for purposes of the Loan Agreement.

3.2 The use of the proceeds from the IPO to pay all or part of the Senior Notes and Senior Subordinated Notes, provided that:

(a) The IPO closes on or before May 1, 2007, and

(b) $25,000,000 from the net proceeds of the IPO will be utilized to repay the outstanding principal amount of Revolving Loans and accrued interest under the Loan Agreement.

3.3 The restructuring of SLPH as described in Annex I to this Amendment (the “SLPH Restructuring”) and the establishment of a reserve out of the proceeds of the IPO to buy out fractional shares and warrants of SLPH in connection with such restructuring. If the IPO closes on or before May 1, 2007, the reserve and any additional costs associated with the SLPH Restructuring will be paid out of the proceeds of the IPO. If the IPO does not close on or before May 1, 2007, the Lenders further consent to the payment of a dividend by Ascent Oil and Gas in an amount to be agreed with the Lenders to enable AEI to buy out fractional shares and warrants of SLPH in connection with the restructuring of SLPH, provided that such dividend may not be paid if at the date of such payment an Event of Default or Borrowing Base Deficiency exists under the Loan Agreement.

3.4 If the IPO closes on or before May 1, 2007, the payment by Ascent Oil and Gas of certain expenses up to $2,000,000 per annum pursuant to a service agreement with Ascent Energy Inc. These expenses pertain to the status of AEI as a public corporation following the closing of the IPO. These expenses may not be paid by Ascent Oil and Gas if at the date of such payment an Event of Default or a Borrowing Base Deficiency exists under the Loan Agreement.

4. Waiver by Lenders. The Lenders hereby waive Section 15(b) of the Loan Agreement to the extent that the closing of the IPO and the related Recapitalization and Incentive Issuance described in the AEI Registration Statement on Form S-1 (Registration No. 333-135537) as amended, results in a Change of Ownership as defined in Section 1 of the Loan Agreement provided the closing of the IPO occurs on or before May 1, 2007. Upon the closing of the IPO, the following amendments to the Loan Agreement shall become effective:

4.1 The definition of “Change of Ownership” shall be deemed to be amended to read as follows:

“‘Change of Ownership’ shall occur if any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of 50% or more of the outstanding voting securities or equity interests of any Restricted Person, measured by voting power (including both common stock and any preferred stock or other equity interests entitling the holders thereof to vote with the holders of common stock in elections for directors of such Restricted Person), other than any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) that beneficially owns 20% or more of the outstanding voting securities or equity interests of such Restricted Person.”

4.2 The definitions of “Initial AEI Shareholders” and “Permitted Holders” shall be deleted in their entirety.

4.3 Schedule I to the Loan Agreement shall be deleted in its entirety.

5. Effectiveness of Amendment. This Amendment shall be effective upon receipt by the Agent of:

5.1 An executed copy of this Amendment; and

5.2 All expenses due and owing by the Borrowers, including a fee of 0.15% of the new Borrowing Base set forth in Section 3.1 of this Amendment to be allocated among the Lenders in accordance with their Percentage Shares as shown on Annex A to the Loan Agreement.

6. Further Assurances. Borrowers’ Representative, at its sole expense, will, and will cause each other Borrower to, promptly execute and deliver to the Agent upon its request all such other and further documents, agreements and instruments Agent deems necessary, in its sole discretion, in connection with the transactions contemplated hereby.

7. Ratifications, Borrower Representations and Warranties.

7.1 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Borrowers and the Lenders agree that the Loan Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

7.2 To induce the Lenders to enter into this Amendment, the Borrowers ratify and confirm each representation and warranty set forth in the Loan Agreement as if such representations and warranties were made on the even date herewith, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that the Borrower is fully authorized to enter into this Amendment.

8. Benefits. This Amendment shall be binding upon and inure to the benefit of the Lenders and Borrowers, and their respective successors and assigns; provided, however, that Borrowers may not, without the prior written consent of the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Loan Agreement or any of the other Loan Documents.

9. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

10. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

11. Entire Agreement. The Loan Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

12. Reference to Loan Agreement. The Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

13. Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

[The Remainder of this Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ASCENT OIL AND GAS INC., as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

SOUTH LOUISIANA PROPERTY HOLDINGS, INC., as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

ASCENT ENERGY HOLDINGS, INC., as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

ASCENT ENERGY LOUISIANA, LLC, as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

ASCENT GP, LLC, as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

ASCENT LP, LLC, as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

ASCENT OPERATING, L.P., as Borrower

By:	Ascent GP, LLC,
its general partner

	By:	/s/ Eddie M. LeBlanc

	Name:	Eddie M. LeBlanc

	Title:	Vice President, Secretary & Treasurer

PONTOTOC ACQUISITION CORP., as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

PONTOTOC PRODUCTION COMPANY, INC., as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

OKLAHOMA BASIC ECONOMY CORPORATION, as Borrower

By:	/s/ Eddie M. LeBlanc

Name:	Eddie M. LeBlanc

Title:	Vice President, Secretary & Treasurer

PONTOTOC HOLDINGS, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

PONTOTOC GATHERING, L.L.C., as Borrower

By:	/s/ Eddie M. LeBlanc
Name	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

DYNE EXPLORATION COMPANY, as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT RESOURCES WV, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

FORTIS CAPITAL CORP., as Agent and Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

CAPITAL ONE, N.A., as Lender

By:	/s/ Nancy G. Moragas
Name:	Nancy G. Moragas
Title:	Sr. Vice President

THE ROYAL BANK OF SCOTLAND plc, as Lender

By:	/s/ Douglas A. Whiddon
Name:	Douglas A. Whiddon
Title:	Senior Vice President

STERLING BANK, as Lender

By:	/s/ David W. Phillips
Name:	David W. Phillips
Title:	Senior Vice President

COMPASS BANK, as Lender

By:	/s/ Dorothy E. Marchand
Name:	Dorothy E. Marchand
Title:	Senior Vice President

GUARANTY BANK, as Lender

By:	/s/ Christopher S. Parada
Name:	Christopher S. Parada
Title:	Senior Vice President

FORTIS ENERGY LLC, as Qualified Hedging Counterparty and as Lender for the purposes set forth in Sections 2(e), 8, 17 and 18 of the Loan Agreement

By:	/s/ Alan G. Bozian
Name:	Alan G. Bozian
Title:	Managing Director

By:	/s/ William Koster
Name:	William Koster
Title:	Director

ANNEX I

Restructuring Plan for South Louisiana Property Holdings, Inc.

Pursuant to that certain Agreement and Plan of Merger dated as of June 30, 2006 (the “Merger Agreement”) by and among Ascent Energy Inc., a Delaware corporation (“AEI”), South Louisiana Property Holdings, Inc., a Louisiana corporation (“SLPH”), and South Louisiana Property Holdings Acquisition Company, Inc., a Louisiana corporation (“Merger Sub”), Merger Sub will merge with and into SLPH (the “Merger”) with SLPH surviving the merger as a wholly owned subsidiary of AEI.

In connection with the Merger and in accordance with the terms and conditions of the Merger Agreement:

•	the outstanding common stock of SLPH will be converted into common stock of AEI;

•	the outstanding warrants to purchase common stock of SLPH will be converted into warrants to purchase AEI common stock;

•	the common stock of AEI held by SLPH prior to the Merger will be converted into treasury shares of AEI; and

•	the Merger will otherwise have no effect on the outstanding shares of AEI common stock.

Immediately prior to the Merger, SLPH will effect a reverse stock split of its common stock and will pay cash in lieu of issuing fractional shares. The reverse stock split will result in an adjustment to the outstanding warrants to purchase SLPH common stock.

Immediately following the Merger, AEI will contribute the outstanding shares of SLPH to Ascent Oil & Gas, Inc. which will in turn contribute such shares to Ascent Energy Holdings, Inc. Thereafter, Ascent Energy Holdings, Inc. will contribute the outstanding membership interests in Ascent Energy Louisiana, L.L.C. to SLPH.